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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Med-Design Corporation

Ventura, California

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Registration Nos. 333-05927, 333-22201, 333-31858,
333-65472, 333-86432, 333-99161, 333-108759 and 333-115511) and S-8
(Registration Nos. 333-75957, 333-90933, 333-49194 and 333-99163) of The
Med-Design Corporation of our report dated April 27, 2005 on the effectiveness of the Med-Design Corporation's internal control over financial reporting, included in its 2004 Annual Report on Form 10-K/A.


/s/ BDO Seidman, LLP

Los Angeles, California

May 2, 2005


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